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                          UNITED STATES
               SECURITIES AND EXCHANGE COMMISSION
                     WASHINGTON, D.C. 20549

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                            FORM 8-K

                         CURRENT REPORT
               Pursuant to Section 13 or 15(d) of
               the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 29, 2006

                        Adams Golf, Inc.
       (Exact Name of Registrant as Specified in Charter)

           Delaware                 000-24583           75-2320087
 (State or Other Jurisdiction    (Commission File      (IRS Employer
       of Incorporation)             Number)        Identification No.)

    300 Delaware Avenue, Suite 572
         Wilmington, Delaware                         19801
    (Address of Principal Executive                (Zip Code)
               Offices)

Registrant's telephone number, including area code: (302) 427-5892

                         Not applicable
  (Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General
Instruction A.2. below):

     [ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     [ ] Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

     [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01.   Entry into a Material Definitive Agreement.
             ------------------------------------------

On March 29, 2006, we entered into a Change of Control Agreement
(the "Agreement") with Eric Logan, our Chief Financial Officer. The term of the Agreement runs for two years from the date of the Agreement. Pursuant to the Agreement, if Mr. Logan's employment with our company is terminated pursuant to a Sale Termination or Change of Control Termination, all unpaid salary owed to Mr. Logan will accrue and we must provide Mr. Logan will all salary, benefits and expense reimbursements to which Mr. Logan would otherwise be entitled through and including the date of his termination.

     Under the Agreement, a "Sale Termination" means Mr. Logan is terminated without cause (as defined in the Agreement) and at the time of termination, one or both of the following are imminently anticipated or actually takes place: (i) the sale or transfer of a majority of the capital stock of our company to an unaffiliated entity; or (ii) the sale of substantially all of the assets of our company to an unaffiliated entity. A "Change of Control Termination" means Mr. Logan is terminated without cause and one or both of the following are imminently anticipated or actually takes place: (i) a person becomes the direct or indirect beneficial owner (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended) of securities of our company representing 51% or more of the combined voting power of our company's then outstanding securities; or (ii) our stockholders approve a merger, consolidation, sale or disposition of substantially all of our assets, or a plan of liquidation or dissolution of our company.

     A "termination" is defined in the Agreement as meaning any of the following:

     *    a reduction in Mr. Logan's base salary;

     * a relocation of Mr. Logan's principal place of business to any location not within the greater Dallas/Fort Worth metropolitan area;

     * assignment to Mr. Logan of any duties inconsistent with and inferior to the position with our company that he held immediately prior to the execution of the Agreement, or a significant adverse alteration in the nature or status of Mr. Logan's responsibilities or the conditions of Mr. Logan's employment from those in effect immediately prior to the execution of the Agreement;

     * failure by our company to continue in effect any compensation plan in which Mr. Logan participates immediately prior to the execution of the Agreement that is material to Mr. Logan's total compensation including, without limitation, the Adams Golf, Inc. 2002 Equity Incentive Plan, or similar agreement, or our failure to continue Mr. Logan's participation in any such compensation plan on a basis at least as favorable as that which existed at the time of execution of the Agreement;

     * failure by our company to continue to provide Mr. Logan with benefits substantially similar at a substantially similar cost to those enjoyed by him under any of our life insurance, medical, health and accident, or disability plans in which Mr. Logan was participating at the execution of the Agreement, or the taking of any action by our company which would directly or indirectly materially reduce any of such benefits or deprive Mr. Logan of any material fringe benefit enjoyed by him at the execution of the Agreement;

     *    the firing or laying off of Mr. Logan; or

     * any material breach of the Agreement by our company or our successors.

     Mr. Logan will also provide us with a general release upon his termination in exchange for the following:

     * payment of base salary for the nine month period following his termination;

     * substantially equal medical benefits for the six month period following his termination;

     * immediate vesting of any stock options granted under the Adams Golf, Inc. 2002 Equity Incentive Plan or similar plan, and Mr. Logan will have 120 days following termination to exercise such options; and

     *    immediate vesting of any stock options agreed to in Mr.
          Logan's Executive Employment Agreement that have not been granted, and he will have 120 days following termination to exercise such options.

     Any of the above listed payments owed to Mr. Logan may be offset by any severance payments paid to him by our company or our successor. In the event of a Sale Termination or Change of Control Termination, Mr. Logan is not required to mitigate his payments or benefits by securing other employment. If a Sale or Change of Control Termination does not occur during the term of the Agreement, the Agreement will expire.


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                            SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                   ADAMS GOLF, INC.


     Date:  March 31, 2006      By: /s/ Eric Logan
                                      -----------------------
                                      Eric Logan
                                      Chief Financial Officer














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